UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2013, TVA and Seven States Power Corporation (“SSPC”), through its subsidiary, Seven States Southaven, LLC (“SSSL”), amended the joint ownership agreement and lease agreement, along with the other supporting documents, related to the combined cycle combustion turbine facility in Southaven, Mississippi, to extend the term of the agreements by 135 days, until September 5, 2013. The other material terms and conditions of the agreements were not changed and remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Supplement No. 5 Dated as of April 18, 2013, to the Joint Ownership Agreement Dated as of April 30, 2008, Between Seven States Power Corporation and TVA
10.2	Third Amendment Dated as of April 18, 2013, to Lease Agreement Dated September 30, 2008, Between TVA and Seven States Southaven, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: April 22, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

These exhibits are filed pursuant to Item 1.01 hereof.

Exhibit No.	Description of Exhibit
10.1	Supplement No. 5 Dated as of April 18, 2013, to the Joint Ownership Agreement Dated as of April 30, 2008, Between Seven States Power Corporation and TVA
10.2	Third Amendment Dated as of April 18, 2013, to Lease Agreement Dated September 30, 2008, Between TVA and Seven States Southaven, LLC

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